Exhibit 99.1

March 28, 2017

For more information, contact:

Michael P. Windisch, Chief Accounting Officer, Ramaco Resources, Inc.

859-244-7455

mpw@ramacocoal.com

ramaco RESOURCES, INC. ANNOUNCES Fourth

Quarter 2016 AND FULL YEAR 2016 Results

Lexington, Kentucky - Ramaco Resources, Inc. (NASDAQ:METC) (“Ramaco Resources”) today announced fourth quarter 2016 and full year 2016 results that reflect the continued development of its metallurgical coal properties.

On February 8, 2017, Ramaco Resources completed its initial public offering (the “Offering”) of 6,000,000 shares of its common stock.  The selling stockholders sold 2,200,000 shares and Ramaco Resources did not receive any proceeds from the sale of those shares. The remaining 3,800,000 shares of common stock that were sold resulted in net proceeds of approximately $43.7 million to Ramaco Resources, after deducting underwriting discounts and commissions and offering expenses.

The Offering capped Ramaco Resources’ capitalization program that began in August 2016, when it completed the private issuance of $90 million of Series A preferred units to Yorktown Energy and Energy Capital Partners. This financing provided net proceeds of approximately $84 million after expenses and repayment of two related party notes. At December 31, 2016, Ramaco Resources had liquidity of approximately $65 million.

“We have been very fortunate to have private equity investors who believe in the future of the metallurgical coal markets, our investment timing and our ability to execute on our plan. We have now built on that investment with our successful IPO last month, making us the newest U.S. public coal company, and with the commencement of our mining strategy,” said Randall Atkins, Ramaco Resources’ Executive Chairman.

“The significant liquidity provided from both the preferred financing in 2016 and our IPO are expected to fund the complete build-out of planned low cost metallurgical coal projects through the end of 2018, as well as provide over $21 million in additional liquidity for acquisitions, operations or other corporate activity,” Atkins continued.

With mining operations not having commenced until late December 2016, Ramaco Resources reported a net loss of $1.5 million for the quarter ending December 31, 2016, with revenues of $3.8 million during the period. Sales of purchased coal for export through Ramaco Resources’ Knox Creek preparation plant accounted of $2.2 million of its revenue during the quarter. Processing third-party coal, primarily under a processing contract acquired with the plant, accounted for the balance of the revenues for the period. Cost of sales and processing totaled $3.3 million for the same period, thus providing Ramaco Resources with a gross margin of $0.5 million. Other expenses during the quarter totaled $2.1 million, of which $0.5 million is related to professional fees and $1.2 million of general and administrative costs associated with the continuing buildup of Ramaco Resources’ properties.

For the full calendar year, Ramaco Resources reported a net loss of $7.5 million ($0.19 per share on a pro forma basis) on revenues of $5.2 million. Sales of third-party coal generated $2.2 million in revenues while $3.0 million was generated from processing coal for third parties. Ramaco Resources’ operating and other expenses totaled $8.3 million for 2016. The bulk of these other expenses were professional fees of $4.3 million which included expensing of deferred offering costs related to a 2015 proposed financing that was not completed. General and administrative expenses rose to $3.1 million as Ramaco Resources continued to build staff in response to its on-going development plans.

“Our strategic acquisition of the Knox Creek preparation plant in July 2016 was fortuitous,” said Michael Bauersachs, President and Chief Executive Officer of Ramaco Resources. “In addition to acquiring an operational preparation plant for little cash consideration, Knox Creek also provided approximately 61 million tons of additional metallurgical coal reserves. It gave us the ability to wash the raw coal production from our Berwind property, which we expect to begin producing mid-year, but also to purchase, process and ship coal for our own account into the surging export market during this period. We began third party trading activities in late October and continued into the first quarter of 2017,” Bauersachs concluded.

In 2016, Ramaco Resources invested $24.8 million in its planned mining operations and supporting infrastructure, including $9.5 million invested in the new Elk Creek preparation plant and rail line. When completed in Q3 2017, Ramaco Resources’ total investment in this facility will exceed $32 million. Total 2016 capital expenditures also included $10.3 million of investment in mining equipment.

By year-end, Ramaco Resources had purchased over 80% of all the equipment that it will need to open its next two underground mines at Elk Creek as well as its first surface and highwall miner mines. All mines at Elk Creek are scheduled to begin production later in 2017 and early 2018.

About Ramaco Resources, Inc.

Ramaco Resources is an operator and developer of high-quality, low cost metallurgical coal in central and southern West Virginia, southwestern Virginia and southwestern Pennsylvania.

Conference Call

Ramaco Resources will hold its quarterly conference call and webcast at 9:00 AM Eastern Time (ET) on Wednesday, March 29, 2017 to present its results for the fourth quarter and full year 2016 results and discuss its business and market outlook for 2017.

The conference call can be accessed by calling 1-844-852-8392 domestically or 1-703-639-1226 internationally. The webcast for this release will be accessible by visiting http://edge.media-server.com/m/p/pcih8ojw.

Dissemination of Company Information

Ramaco Resources intends to make future announcements regarding its developments and financial performance through its website at www.ramacoresources.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Ramaco Resources, Inc.

Consolidated Balance Sheet

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$5,196,914	$993,627
Short-term investments	55,237,747	—
Accounts and notes receivable	914,741	—
Inventories	1,518,638	—
Prepaid expenses	388,921	261,291
Total current assets	63,256,961	1,254,918

Property, plant and equipment – net	46,433,726	13,958,283
Long-term investments	5,199,077	—
Advanced coal royalties	2,050,000	2,050,000
Deferred offering costs	2,247,974	3,089,079
Other	21,354	—
Total Assets	$119,209,092	$20,352,280
Liabilities and Members’ Equity (Deficit)
Liabilities:
Current liabilities:
Accounts payable	$8,955,884	$640,480
Accrued expenses	1,174,904	81,989
Distributions payable	3,905,224	—
Asset retirement obligations	693,796	—
Note payable	500,000	—
Financed insurance payable	127,048	192,078
Total current liabilities	15,356,856	914,547

Asset retirement obligations	9,434,838	2,095,073
Due to Ramaco Carbon, LLC	—	10,683,010
Note payable- Ramaco Carbon, LLC	10,629,275	—
Total liabilities	35,420,969	13,692,630
Commitments and contingencies	—	—
Series A preferred units	88,773,933	—
Members’ equity (deficit)	(4,985,810)	6,659,650
Total Liabilities and Members’ Equity (Deficit)	$119,209,092	$20,352,280

Ramaco Resources, Inc.

Consolidated Statement of Operations

	Quarter ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Revenue
Coal sales	$2,166,806	$—	$2,166,806	$—
Coal processing	1,583,732	—	3,048,853	—
Total revenue	3,750,538	—	5,215,659	—
Cost and expenses:
Cost of coal sales	1,795,845	—	1,795,845	—
Cost of coal processing	1,476,118	—	2,600,874	—
Other operating costs and expenses	51,424	683,052	416,292	934,154
Asset retirement obligation accretion	94,516	19,675	229,304	74,516
Depreciation, depletion and amortization	191,165	—	251,684	—
Professional fees	536,665	356,840	4,325,503	406,152
General and administrative	1,214,530	372,873	3,125,941	918,269
Total cost and expenses	5,360,263	1,432,440	12,745,443	2,333,091

Operating loss	(1,609,725)	(1,432,440)	(7,529,784)	(2,333,091)

Interest expense	(50,043)	(1,922)	(124,117)	(1,922)
Interest and dividend income	124,681	—	138,752	—

Net loss	$(1,535,087)	$(1,434,362)	$(7,515,149)	$(2,335,013)

Unaudited pro forma basic and diluted loss per share			$(0.19)